Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Amperico Corp. (the "Company") for the fiscal year ended May 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Alex Norton, President, Chief Executive Officer and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 26, 2019	By:	/s/ Richard DiBiase
Richard DiBiase, President and Chief Executive
Officer and Chief Financial Officer